UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	August 21, 2017

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.
Acquisition of Energy Future Holdings Corp.
On August 21, 2017, Sempra Energy, along with an indirect, wholly owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Future Holdings Corp. (“EFH”) and Energy Future Intermediate Holding Company LLC (“EFIH”). EFH owns 100 percent of the membership interests of EFIH, which in turn owns 100 percent of the membership interests of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), which owns 80.03 percent of the outstanding membership interests of Oncor Electric Delivery Company LLC (“Oncor”).
EFH and EFIH were party to an Agreement and Plan of Merger, dated as of July 7, 2017, with, among others, Berkshire Hathaway Energy Company (as amended, the “Berkshire Merger Agreement”). On August 21, 2017, EFH and EFIH exercised their rights pursuant to the Berkshire Merger Agreement to terminate the Berkshire Merger Agreement to enter into the Merger Agreement. The transactions contemplated in the Merger Agreement constitute a “Superior Proposal” (as defined in the Berkshire Merger Agreement) to the Berkshire Merger Agreement.
Oncor is a regulated electric distribution and transmission business that operates the largest distribution and transmission system in Texas. In addition to Oncor Holdings’ ownership of 80.03 percent of Oncor’s outstanding membership interests, Texas Transmission Investment LLC (“TTI”) owns 19.75 percent of Oncor’s outstanding membership interests, and certain members of Oncor’s management team and board of directors indirectly beneficially own the remaining 0.22 percent of Oncor’s outstanding membership interests. As reported in Oncor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, as of June 30, 2017 Oncor had short-term borrowings and debt in the aggregate amount of approximately $7.0 billion.
Oncor’s board of directors currently consists of twelve members, seven of which are independent, two of which are designated by EFIH and appointed by Oncor Holdings, two of which are appointed by TTI, and one of which is a member of Oncor management designated by EFIH and appointed by Oncor Holdings. Following the consummation of the transactions contemplated under the Merger Agreement, Oncor’s board of directors will consist of thirteen members, seven of which will be independent, two of which will be designated by EFIH and appointed by Oncor Holdings, two of which will be appointed by TTI, and two of which will be members of Oncor management designated by EFIH and appointed by Oncor Holdings.
In April 2014, EFH and the substantial majority of its direct and indirect subsidiaries, including EFIH, but excluding Oncor Holdings and Oncor, (the “EFH Debtors”), filed voluntary petitions for relief (the “Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Since that time, the EFH Debtors have operated their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.
On August 23, 2017, EFH, EFIH and the other EFH Debtors filed a First Amended Joint Plan of Reorganization with the Bankruptcy Court (the “Amended Plan”) reflecting, among other things, the terms of the Merger Agreement. Pursuant to the Merger Agreement and the Amended Plan, after the reorganization of the EFH Debtors, EFH will be merged with and into Merger Sub, with EFH continuing as the surviving company (the “Merger”).

After the reorganization and the consummation of the Merger, Sempra Energy expects it will directly or indirectly own approximately 60 percent of the membership interests of EFH, with the remaining approximately 40 percent being held by certain trusts for the benefit of third-party investors providing financing for the transaction and a small portion, if any, expected to be held by certain creditors of the EFH Debtors. EFH will continue to own 100 percent of the membership interests of EFIH, which will continue to be the indirect owner of 80.03 percent of the membership interests of Oncor.
Under the Merger Agreement, Sempra Energy will pay total consideration of approximately $9.45 billion, subject to adjustment described below. Consideration is expected to consist of:

•	$6.45 billion in cash (the “Equity Contribution”); and

•	$3 billion in indebtedness to be incurred by Merger Sub (the “Exit Financing”).
Some or all of the Equity Contribution may be funded with debt or equity raised by Sempra Energy or its subsidiaries. In addition, the amount of the Equity Contribution shall be reduced by up to approximately $2.5 billion that (a) certain third-party investors invest in trust certificates in a Delaware trust holding equity of an indirect parent company of Merger Sub (the “Non-Rollover Equity”) pursuant to the Amended Plan and (b) certain creditors of the EFH Debtors elect or may be required to receive in the form of trust certificates in a Delaware trust holding equity of an indirect parent company of Merger Sub (the “Rollover Equity”). Under the Amended Plan, notwithstanding an election by creditors to receive Rollover Equity, Sempra Energy is entitled to approve, in its sole discretion, which creditors making such election actually receive Rollover Equity, if any.
If the closing of the transactions contemplated by the Merger Agreement occurs prior to the payment of the dividend payable by Oncor to Oncor Holdings in respect of amounts earned by Oncor during the period starting as of October 1, 2017 and ending on December 31, 2017, which dividend will then be paid by Oncor Holdings to EFIH, then the purchase price will be increased by an amount equal to 75 percent of the actual dividend paid in respect of such period. If the closing of the transactions contemplated by the Merger Agreement occurs following the payment of such dividend, then the purchase price will be reduced by an amount equal to 25 percent of the dividend paid in respect of such period. The amount of this purchase price adjustment is not expected to material.
Agreement and Plan of Merger
EFH, EFIH, Sempra Energy and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. The parties have also agreed to cooperate with each other and to use their respective reasonable best efforts to take all actions and do all things reasonably necessary, proper or advisable to consummate the transactions under the Merger Agreement and the Amended Plan, including to make all filings and to obtain all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby and the Amended Plan.
The Merger Agreement contains various mutual conditions precedent to the consummation of the transactions contemplated therein, including, among others: (i) the entry by the Bankruptcy Court of the order approving the Merger Agreement and related agreements (the “Approval Order”) and an order by the Bankruptcy Court confirming the Amended Plan (the “EFH Confirmation Order”); (ii) the issuance by the Internal Revenue Service (“IRS”) of specified private letter rulings with respect to the transactions contemplated by the Merger Agreement, which private letter rulings are not revoked or withdrawn; (iii) that the representations and warranties of each party to the Merger Agreement are true and correct, subject, in certain cases, to material adverse effect qualifiers; (iv) the performance of obligations of each party to the Merger Agreement; (v) the receipt of certain approvals and rulings that are necessary to consummate the merger, including approvals from, among others, the Public Utility Commission of Texas (“PUCT”) and the Federal Energy Regulatory Commission (“FERC”), which approvals or rulings shall not impose a Burdensome Condition (as defined below); (vi) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vii) the absence of any law or order prohibiting the transactions contemplated by the Merger Agreement. Sempra Energy’s conditions precedent to the consummation of the transactions contemplated under the Merger Agreement also include, among others: (i) the receipt by each of Sempra Energy and EFH of tax opinions from each of their respective tax advisors that the Merger constitutes a tax-free reorganization under the Internal Revenue Code; (ii) EFH and its subsidiaries not having any employees (subject to certain exceptions) or any liabilities or obligations owed to current or former employees of EFH or its subsidiaries; (iii) the accuracy of and the absence of any change of ownership of EFH, other than as provided in the Amended Plan; and (iv) the truth and accuracy of the facts presented and representations made in submissions to the IRS.
The Merger Agreement may be terminated, among other reasons: (i) by Sempra Energy or EFH and EFIH (acting together), (x) if the closing has not been consummated within 240 days of the date of the Merger Agreement (subject to a 90-day extension in certain circumstances for the continued pursuit of the PUCT, FERC or certain IRS approvals or rulings, as applicable, as described above), (y) if a law or order prohibiting the transactions contemplated by the Merger Agreement becomes final and non-appealable; or (z) if the PUCT issues an order either denying the approval of the transactions contemplated by the Merger Agreement or imposing a Burdensome Condition (as defined below) and, within 30 days following the issuance of such order, such order has not been vacated or materially modified such that upon such vacation or modification, the approval of the PUCT has been obtained; (ii) by Sempra Energy, if (x) Sempra Energy, Merger Sub, Oncor and Oncor Holdings fail to enter into a letter agreement providing for cooperation by Sempra Energy, Merger Sub, Oncor and Oncor Holdings with respect to the Merger and the other transactions contemplated by the Merger Agreement within five days following the date of the Merger Agreement (which termination right may be exercised for up to ten days after the end of such five day period), (y) EFH or EFIH files or expressly supports in the Bankruptcy Court a plan of reorganization that is inconsistent in any substantive legal or economic respect with the Merger Agreement and the Amended Plan, and such inconsistency cannot be cured within 30 business days of receipt of Sempra Energy’s notice thereof; or (z) the Bankruptcy Court enters, or EFH or EFIH seeks from the Bankruptcy Court, an order approving any sale or other disposition of the assets of EFH or its subsidiaries, or the membership interests in EFIH or any of its subsidiaries (including the Oncor Entities, as defined below), to any person other than Sempra Energy, Merger Sub or any of their respective affiliates; or (iii) by EFH and/or EFIH if the board of directors of EFH or the board of managers of EFIH, as applicable, determines in its sole discretion that the failure to terminate the Merger Agreement is inconsistent with EFH’s or EFIH’s fiduciary duties. The Merger Agreement may also be terminated at any time prior to closing by mutual written consent of the parties thereto.
A Burdensome Condition is defined in the Merger Agreement as any term or condition, order, sanction, requirement, law, rule or regulation that, individually or in the aggregate, would, or would be reasonably expected to have a material and adverse effect on, or change in, the condition (financial or otherwise), business, assets, liabilities or results of operations of (i) Oncor and its subsidiaries, taken as a whole, or (ii) Sempra Energy and its subsidiaries, taken as whole; provided that, for the purposes of clause (ii) Sempra Energy and its subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities that is the size and scale of Oncor Holdings and its subsidiaries; subject to certain exceptions that will not be deemed to contribute to the determination of whether an event is a Burdensome Condition (see Section 6.3(e) of the Merger Agreement). For greater certainty, none of the regulatory commitments of Sempra Energy contained in Exhibit D to the Merger Agreement shall constitute a Burdensome Condition.

The Merger Agreement also prohibits EFH and EFIH from soliciting, or participating in discussions or negotiations or providing information with respect to, alternative proposals for their restructuring, subject to the following specified exceptions: (i) EFH may solicit proposals from third parties prior to the Bankruptcy Court’s entry of the Approval Order, and (ii) EFH may, until the entry of the EFH Confirmation Order, continue discussions or negotiations with respect to alternative proposals for its restructuring (x) with any person that has submitted, prior to the Bankruptcy Court’s entry of the Approval Order, a written indicative bid that EFH or EFIH is actively negotiating at the time of entry of the Approval Order, or (y) with any person that submits an unsolicited bona fide written acquisition proposal that is otherwise not in breach of the Merger Agreement which the board of directors of EFH or the board of managers of EFIH determines in good faith is or reasonably likely to lead to a Superior Proposal.
If, after the entry by the Bankruptcy Court of the Approval Order (a) the Merger Agreement is terminated (i) by EFH and/or EFIH if the board of directors of EFH or the board of managers of EFIH, as applicable, determines in its sole discretion that the failure to terminate the Merger Agreement is inconsistent with EFH’s or EFIH’s fiduciary duties, or (ii) by Sempra Energy if (x) there has been a breach of the representations and warranties of EFH and/or EFIH, and such breach would result in a closing condition failure and cannot be cured within 30 days of notice thereof, (y) EFH or EFIH files or expressly supports in the Bankruptcy Court a plan of reorganization that is inconsistent in any substantive legal or economic respect with the Merger Agreement and the Amended Plan, and such inconsistency cannot be cured within 30 business days of notice thereof, or (z) the Bankruptcy Court enters, or EFH or EFIH seeks from the Bankruptcy Court, an order approving any sale or other disposition of the assets of EFH or its subsidiaries, or the membership interests in EFIH or any of its subsidiaries, to any person other than Sempra Energy, Merger Sub or any of their respective affiliates, and (b) an alternative transaction is consummated pursuant to which none of Sempra Energy, Merger Sub nor any of Sempra Energy’s affiliates will obtain direct or indirect ownership of 100 percent of Oncor Holdings and Oncor Holdings’ approximately 80 percent membership interest in Oncor, then EFH and EFIH will be required to pay to Sempra Energy a termination fee of $190 million (the “Termination Fee”). In the event EFH and EFIH pay to Sempra Energy the Termination Fee in accordance with the Merger Agreement, such payment shall be the sole and exclusive remedy of Sempra Energy and Merger Sub against EFH, EFIH and their respective affiliates, representatives, creditors or shareholders with respect to any breach of the Merger Agreement prior to such termination.
The foregoing description of the Merger Agreement and the Amended Plan is qualified in its entirety by reference to the full text of the Merger Agreement and the Amended Plan, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.
The Merger Agreement has been filed to provide information to investors and security holders regarding its terms. It is not intended to provide any other factual information about EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger or to modify or supplement any factual disclosures about EFH, EFIH, Oncor Holdings, Oncor or Sempra Energy in their public reports filed with the Securities and Exchange Commission. The Merger Agreement and this summary should not be relied upon as disclosure about EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub. No one should rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of EFH, EFIH, Oncor Holdings, Oncor, Sempra Energy or Merger Sub or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality used by the contracting parties that differ from those applicable to investors and security holders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Sempra Energy’s public reports. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Sempra Energy that is or will be contained in, or incorporated by reference into, the documents that Sempra Energy files or has filed with the Securities and Exchange Commission.
Plan Support Agreement
On August 21, 2017, Sempra Energy entered into a plan support agreement (the “Plan Support Agreement”) with the EFH Debtors and Supporting Creditors (each, as defined in the Plan Support Agreement), which sets forth the agreement among Sempra Energy, the EFH Debtors and the Supporting Creditors (and each of their respective affiliates, as applicable) to seek and take certain actions to support the transactions contemplated by the Amended Plan and the Merger Agreement. Certain Supporting Creditors, including certain affiliates of Elliott Management Corporation, have agreed under the Plan Support Agreement not to elect to receive Rollover Equity under the Amended Plan.
The Plan Support Agreement may be terminated only upon the occurrence of certain events described therein.
The above description of the Plan Support Agreement is qualified in its entirety by reference to the full text of the Plan Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Plan Support Agreement and the transactions contemplated by it remain subject to Bankruptcy Court approval, as well as approval by, among others, the PUCT and FERC.

# # #
Cautionary Note Regarding Forward-Looking Statements

This current report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," "contemplates," "assumes," "depends," "should," "could," "would," "will," "confident," "may," “can,” "potential," "possible," "proposed," "target," "pursue," "outlook," "maintain," or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.
Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed Merger involving Sempra Energy and EFH, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy’s, EFH's or Oncor's plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the anticipated improvement in credit ratings of Oncor, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that Sempra Energy and Oncor may be unable to agree to definitive agreements for the transaction, obtain bankruptcy court and governmental and regulatory approvals required for the Merger, or that required bankruptcy court and governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the transaction or be onerous to Sempra Energy; the risk that a condition to closing of the Merger may not be satisfied, including receipt of a satisfactory supplemental private letter ruling from the Internal Revenue Service; the expected timing to consummate the proposed Merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and the diversion of management time and attention to merger-related issues

Additional factors, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include: actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners; the resolution of civil and criminal litigation and regulatory investigations; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services; risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations; changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities; changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export; the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company's (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E's electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation, and the potential risk of nonrecovery for stranded assets and contractual obligations; and other uncertainties, some of which may be difficult to predict and are beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website at www.sempra.com. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
 (d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2017, by and among Sempra Energy, Power Play Merger Sub I, Inc., Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.
2.2	First Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code.
10.1	Plan Support Agreement, dated as of August 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

August 25, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2017, by and among Sempra Energy, Power Play Merger Sub I, Inc., Energy Future Intermediate Holding Company LLC and Energy Future Holdings Corp.
2.2	First Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code.
10.1	Plan Support Agreement, dated as of August 21, 2017.